Exhibit 5.1

MAYER

BROWN
ROWE
& MAW

April 20, 2004	Mayer, Brown, Rowe & Maw LLP

190 South La Salle Street

Chicago, Illinois 60603-3441

Archstone-Smith Trust

9200 East Panorama Circle, Suite 400	Main Tel (312) 782-0600

Englewood, Colorado 80112	Main Fax (312) 701-7711

www.mayerbrownrowe.com

Gentlemen:

      We have acted as special counsel to Archstone-Smith Trust, a Maryland real estate investment trust (“Archstone-Smith”), in connection with the registration of common shares of beneficial interest, par value $0.01 per share, and a corresponding number of preferred share purchase rights (the “Securities”) of Archstone-Smith which are to be issued pursuant to Archstone-Smith’s Dividend Reinvestment and Share Purchase Plan (the “Plan”) as described in Archstone-Smith’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), including the prospectus contained therein.

      As special counsel to Archstone-Smith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, Archstone-Smith’s Declaration of Trust and Archstone-Smith’s Bylaws, each as amended, restated and supplemented, the resolutions of the board of trustees of Archstone-Smith and such Archstone-Smith records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Archstone-Smith. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

      Based upon and subject to the foregoing assumptions, conditions and limitations set forth herein, we are of the opinion that the Securities have been duly authorized, and that, when the Registration Statement has become effective under the Securities Act and the Securities are delivered in the manner described in the Plan and the Registration Statement, the Securities will be legally issued, fully paid and nonassessable.

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Polo Alto Paris Washington, D.C. Independent Mexico City Correspondent: Jauregui, Navarrete, Nader Y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Mayer, Brown, Rowe & Maw LLP

Archstone-Smith Trust

April 20, 2004

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.Sincerely,

/S/ MAYER, BROWN, ROWE & MAW LLP